CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of American Eagle Funds, Inc., does hereby certify, to such officer's knowledge, that the report on Form N-CSR of American Eagle Funds, Inc. for the period ended December 31, 2004 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of American Eagle Funds, Inc.


 /s/ Marcus E. Jundt                   /s/ Gerald M. Fitterer
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Marcus E. Jundt                            Gerald M. Fitterer
President, American Eagle Funds, Inc.      Treasurer, American Eagle Funds, Inc.

Dated: March 8, 2005
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